Exhibit 5.1

October 2, 2020

Hycroft Mining Holding Corporation

8181 E. Tufts Ave., Suite 510

Denver, Colorado 80237

Re:	Hycroft Mining Holding Corporation
Registration Statement on Form S-1 (Reg. No. 333-248516) and
Registration Statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as special counsel to Hycroft Mining Holding Corporation, a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 2,363,334 units (including units issued pursuant to the underwriters’ option to purchase additional units, the “Units”), each consisting of (i) one share (collectively, the “Shares”) of Class A Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company and (ii) one warrant (collectively, the “Warrants”) with each of the Warrants exercisable for one share of Common Stock (collectively, the “Warrant Shares”). The Units, the Shares, the Warrants and the Warrant Shares are included in a registration statement on Form S–1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement incorporates by reference the Registration Statement on Form S-1 (Reg. No. 333-248516) (as amended, the “Prior Registration Statement”), which was declared effective on October 1, 2020, including the prospectus which forms part of the Registration Statement (the “Prospectus”). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Units, the Shares and the Warrants.

We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purposes of this opinion. In rendering the opinions set forth herein, we have also (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such board of directors and stockholder resolutions, agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of these opinions.

In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons who have executed documents, the completeness and authenticity of all original documents reviewed by us, and the conformity and completeness to original documents of all copies of documents submitted to us for review as conformed or reproduction copies. As to facts material to our opinions, we have relied without independent investigation or verification upon the accuracy of factual statements, including representations of fact contained in certificates, agreements, oral or written statements or other records of or from public officials and officers and representatives of the Company and others, and assumed compliance on the part of all parties to all agreements and documents, other than the Company, with their covenants and agreements contained therein. We have also assumed that the Company will have sufficient authorized but unissued and unreserved shares of Common Stock on the date of any issuance of Shares or Warrant Shares registered pursuant to the Registration Statement.

Hycroft Mining Holding Corporation

October 2, 2020

Based upon and subject to the qualifications and assumptions stated herein, we are of the opinion that, as of the date hereof:

1.	The Units, when issued against payment therefor as described in the Prior Registration Statement incorporated by reference into the Registration Statement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	The Shares, when issued against payment therefor as described in the Prior Registration Statement incorporated by reference into the Registration Statement, will be validly issued, fully paid and non-assessable.

3.	The Warrants, when issued against payment therefor as described in the Prior Registration Statement incorporated by reference into the Registration Statement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	The Warrant Shares, when issued upon exercise of the Warrants, will be validly issued, fully paid and non-assessable.

Our opinion is expressed only with respect to the Delaware General Corporation Law and such internal laws of the State of New York as are generally applicable in transactions of the type covered by the Registration Statement and we express no opinion with respect to any other laws. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Our opinions set forth in numbered paragraphs 1 and 3 above may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. To the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provision contained in any agreement relating to the Warrants, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

Hycroft Mining Holding Corporation

October 2, 2020

The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change any of the opinions expressed herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus forming part of the Prior Registration Statement, which is incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the or the rules and regulations of the Commission thereunder. Please be advised that certain partners of our firm and attorneys associated with our firm may beneficially own shares of Common Stock.

Sincerely,

/s/ Neal Gerber & Eisenberg LLP